Exhibit 10.68

Third Addendum to Joint Development Agreement

Dated 6th September 2019

(1) Brooge Petroleum and Gas Investment Company FZE

(2) Sahara Energy Resources DMCC

Hogan Lovells

This Third Addendum to Joint Development Agreement is made on the [          ] day of September 2019 (“Third Addendum”)

Between:

(1)	Brooge Petroleum and Gas Investment Company FZE, a company incorporated under the laws of the Fujairah Free Zone and the United Arab Emirates (commercial registration no. 13-FZC-1117) whose registered office is at PO Box 50170, Fujairah Free Zone, United Arab Emirates (“BPGIC”); and

(2)	Sahara Energy Resources DMCC, a company incorporated under the laws of Dubai Multi Commodities Centre and United Arab Emirates (commercial license no. 32101) whose registered office is at 2201-C, Reef Tower, JLT, Dubai, United Arab Emirates (“Sahara”).

(each a “Party” and together the “Parties”)

Whereas:

(A)	On 14 May 2019, the Parties entered into a Joint Development Agreement wherein the Parties have agreed to cooperate together for Sahara to develop a refinery unit in Fujairah, United Arab Emirates (the “Agreement”); and

(B)	On 1 June 2019, the Parties entered into an Addendum to the Agreement to extend the timeline of signing all the Ancillary Agreements to 19 June 2019.

(C)	On 30 July, the Parties entered into a Second Addendum to the Agreement (the “Second Addendum”) to extend the timeline of signing all the Ancillary Agreements and the completion of all conditions precedent to 1 August 2019.

(D)	The Parties have agreed to supplement the Agreement, the Addendum and the Second Addendum to further extend the timeline of signing all the Ancillary Agreements and the completion of all conditions precedent from 1 August 2019 to 30 September 2019 or such later date as may be agreed between the Parties.

(E)	These Recitals form part of the Third Addendum.

It is agreed:

1	Definitions and Interpretation

1.1	Unless otherwise expressly stated herein, words and expressions defined and references contained in the Agreement shall have the same meanings and interpretation in this Third Addendum.

2	Extension of Timeline

2.1	Pursuant to Clause 5.1 of the Agreement, the Parties have mutually agreed to extend the timeline of signing all the Ancillary Agreements until 30 September 2019 or such later date as may be agreed between the Parties starting from the date of signing of this Third Addendum.

2.2	Pursuant to Clause 5.2 of the Agreement, the Parties have mutually agreed to extend the timeline for completion of the conditions precedent to 30 September 2019 or such later date as may be agreed between the Parties starting from the date of signing of this Third Addendum.

2	Hogan Lovells

3	General

3.1	The remaining clauses of the Agreement shall remain effective and binding upon the Parties in respect of matters not covered herein.

3.2	Except as otherwise provided, the Parties shall each bear their own costs and expenses incurred in complying with their obligations under this Third Addendum.

3.3	The invalidity or unenforceability of any portion or portions of this Third Addendum shall in no way affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Third Addendum and the balance of this Third Addendum shall be construed and enforced as if this Third Addendum did not contain such invalid or unenforceable portion or provision.

3.4	This Third Addendum may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Addendum.

3.5	This Third Addendum may only be varied by written agreement of both Parties.

3.6	This Third Addendum, the Agreement and the RSA constitutes the entire agreement and there are no oral or other representations regarding the subject of this Third Addendum and Agreement that are binding on either party.

3.7	It is agreed between the Parties that time is of the essence in the performance of each Party’s obligations under the Agreement and this Third Addendum.

This Third Addendum was signed on the date mentioned above and its provisions shall come into force from the date of signing hereof.

Signed by Nicolaas Paardenkooper duly authorised for and on behalf of Brooge Petroleum and Gas Investment Company FZE

Signed by Wale Ajibade duly authorised for and on behalf of Sahara Energy Resources DMCC

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